EX-16.2 LETTER FROM TAUBER & BALSER, PC

[LETTERHAED]
TAUBER & BALSER, PC
Accountants and Counsultants
Tower Place, Suite 250
3340 Peachtree Road, NE
Atlanta Georfia 30326-1026
#404-261-7200
#404-261-9481-Fax

December 23, 2003

Mr. Pierre Quilliam
Chief Financial Officer
Dicut, Inc.
2665 Dallas Highway, Suite 410
Marietta, Georgia 30064

Dear Pierre:

This is to confirm that the client-auditor relationship between Dicut, Inc. (Commission File No. 0-30161) and Tauber & Balser, PC has ceased.

Sincerely,
/s/ J. Mare Welsh
------------
J. Mare Welsh, CPA
Tauber & Balser, PC.

CC: Office of Chief Accountant